UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018 (November 8, 2018)

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2018, Carriage Services, Inc. (the “Company”) entered into a $150 million senior secured revolving credit facility (the “Credit Facility”) with certain of the Company’s subsidiaries that guarantee the Company’s obligations under the Credit Facility (the “Credit Facility Guarantors”), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, (“BofA”).

On November 8, 2018, the Company entered into a first amendment (the “Amendment”) to the Credit Facility with the lenders named therein and BofA, as the administrative agent, and the Credit Facility Guarantors ratified and consented to such Amendment. The Amendment (i) modified the definition of “EBITDA” in the Credit Facility to increase from $1,000,000 to $2,000,000 the aggregate amount of severance costs that may be added back to Net Income (as defined in the Credit Facility) when calculating EBITDA for any period, and (ii) modified the negative covenant restriction on Restricted Payments (as defined in the Credit Facility) to permit the Company to acquire or purchase Equity Interests (as defined in the Credit Facility) of the Company subject to the satisfaction of certain conditions and provided that, if before and after giving pro-forma effect to such acquisition or purchase the Total Leverage Ratio (as defined in the Credit Facility) is (x) equal to or greater than 4.50 to 1.00 but less than or equal to 5.25 to 1.00, then the aggregate amount may not exceed $30,000,000 during the term of the Credit Facility, and (y) less than 4.50 to 1.00, then the aggregate amount is unlimited.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	First Amendment to Credit Agreement dated as of November 8, 2018, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018

CARRIAGE SERVICES, INC.

By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary